SIXTH AMENDMENT TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This Sixth Amendment to Sixth Amended and Restated Credit Agreement (this “Sixth Amendment”) is made as of June 30, 2020 by and among Credit Acceptance Corporation, a Michigan corporation (the “Company”), Comerica Bank and the other banks signatory hereto (individually, a “Bank” and collectively, the “Banks”) and Comerica Bank, as administrative agent for the Banks (in such capacity, “Agent”).
RECITALS

A.
The Company, Agent and the banks party thereto entered into that certain Sixth Amended and Restated Credit Acceptance Corporation Credit Agreement, dated as of June 23, 2014 (as amended by that certain First Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 11, 2015, that certain Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 15, 2016, that certain Third Amendment to Sixth Amended and Restated Credit Agreement and Extension Agreement, dated as of June 28, 2017, that certain Fourth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 27, 2018, and that certain Fifth Amendment to Sixth Amended and Restated Credit Agreement dated as of June 24, 2019, and as further amended, amended and restated or otherwise modified from time to time, the “Credit Agreement”) under which the banks party thereto renewed and extended (or committed to extend) credit to the Company, as set forth therein.

B.
The Company has requested that Agent and the Banks agree to the additional amendments to the Credit Agreement contained herein and Agent and the undersigned Banks (which constitute Majority Banks (as defined in the Credit Agreement)) are willing to do so, but only on the terms and conditions set forth in this Sixth Amendment.

NOW, THEREFORE, Company, Agent and the Banks party hereto agree:
1.Section 7.6 of the Credit Agreement is amended and restated as follows:
“Section 7.6     Maintain Minimum Net Income. On a Consolidated basis, maintain as of the end of each fiscal quarter calculated for the two fiscal quarters then ending, Consolidated Net Income of not less than $1.00, provided that for each of the testing periods ending June 30, 2020, September 30, 2020 and December 31, 2020 (the “Relevant Testing Dates”), Consolidated Net Income (and each of the components thereof) shall be calculated based on the GAAP accounting methodology used by the Company during the fiscal year ending December 31, 2019, without application of the CECL Methodology (whether or not the Company has adopted the CECL Methodology prior to the Relevant Testing Dates).”

2.    Section 7.7 of the Credit Agreement is amended and restated as follows:

“Section 7.7   Maintain Fixed Charge Coverage Ratio. On a Consolidated basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0, provided that for each of the testing periods ending June 30, 2020, September 30, 2020 and December 31, 2020, the Fixed Charge Coverage Ratio (and each of the components thereof)  shall be calculated based on the GAAP accounting methodology used during the fiscal year ending December 31, 2019, without application of the CECL Methodology (whether or not the Company has adopted the CECL Methodology prior to the Relevant Testing Dates).”

3.    This Sixth Amendment shall become effective (the “Sixth Amendment Effective Date”) according to the terms and as of the date hereof, upon satisfaction of the following conditions:

(a)	receipt by the Agent of .pdf copies of counterpart originals of:

(i)	this Sixth Amendment, duly executed and delivered by the Company and the Banks; and

(b)	Company shall have paid to Agent and the applicable Banks all interest, fees and other amounts, if any, due and owing to the Agent and such Banks as of the Sixth Amendment Effective Date.
4.    Company hereby certifies that (a) all necessary actions have been taken by the Company to authorize execution and delivery of this Sixth Amendment and (b) after giving effect to this Sixth Amendment, no Default or Event of Default has occurred and is continuing on the Effective Date.
5.    The Company ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.19, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement, except to the extent such representations and warranties speak only as of a specific date.
6.    Except as specifically set forth above, this Sixth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.
7.    Unless otherwise defined to the contrary herein, all capitalized terms used in this Sixth Amendment shall have the meaning set forth in the Credit Agreement.
8.    This Sixth Amendment may be executed in counterparts in accordance with Section 13.10 of the Credit Agreement.
9.    This Sixth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

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[Signatures Follow on Succeeding Pages]

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WITNESS the due execution hereof as of the day and year first above written.

CREDIT ACCEPTANCE CORPORATION

By:/s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

COMERICA BANK, as Administrative Agent and a Bank

By: /s/ Paul G. Russo
Name: Paul G. Russo
Title: Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By: /s/ Michael E. Miller II
Name: Michael E. Miller II
Title: Senior Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

BANK OF MONTREAL, as a Bank

By: /s/ Matthew Witt
Name: Matthew Witt
Title: Assistant Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

FIFTH THIRD BANK, an Ohio banking corporation, as a Bank

By: /s/ Steven J. Englehart
Name: Steven J. Englehart
Title: Sr. Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

CITIZENS BANK, N.A., as a Bank

By: /s/ Michael S. Farley
Name: Michael S. Farley
Title:     Sr. Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

THE HUNTINGTON NATIONAL BANK, as a Bank

By: /s/ Tara Donovan
Name: Tara Donovan
Title:     Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

FLAGSTAR BANK, FSB, as a Bank

By: /s/ Patrick Green
Name: Patrick Green
Title:     Senior Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

KEYBANK, NATIONAL ASSOCIATION, as a Bank

By: /s/ Michael Dolson
Name: Michael Dolson
Title:     Senior Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement

CHEMICAL BANK, a division of TCF National Bank, successor by merger to Chemical Bank, as a Bank

By: /s/ John R. Hruska
Name: John R. Hruska
Title:     Sr. Vice President

Signature page to Sixth Amendment to Sixth Amended and Restated Credit Agreement